As Filed With the Securities and Exchange Commission on May ____, 2014

Registration No. 333-183349

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 2

QUARTA-RAD, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

3812
(Primary Standard Industrial Classification Code Number)

45-423208
(I.R.S. Employer Identification Number)

1201 N. Orange St., Suite 700, Wilmington, Delaware 19801-1186; Telephone Number - (302) 887-9916
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agents and Corporations, Inc.
1201 Orange Street, Suite 600, One Commerce Center, Wilmington, DE 19801; Telephone: (302) 575-0877
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael T. Connette, Esq.	Donald P. Hateley, Esq.
Connette Law Office	Hateley & Hampton
438 East Katella Avenue, Suite 207	201 Santa Monica Blvd., Suite 300
Orange, California 92867	Santa Monica, California 90401-2224
(714) 927-7217	(310) 576-4758

As soon as practical after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.0001 par value per share	1,500,000 shares	$0.05	$75,000	$8.59

(1)	1,500,000 shares are being offered by a direct offering at the price of $0.05 per share.

(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-183349) of Quarta-Rad, Inc. is being filed solely to file the XBRL Exhibits. Accordingly this Amendment No. 2 consists solely of the facing page, this explanatory note, the signature page, and the exhibits filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on May 14, 2014.

QUARTA-RAD, INC.

/s/ Victor Shvetsky	/s/ Alexey Golovanov
Victor Shvetsky	Alexey Golovanov
Chairman, Chief Executive Officer, Secretary and Principal Financial and Accounting Officer	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Victor Shvetsky	/s/ Alexey Golovanov
Victor Shvetsky	Alexey Golovanov
Chairman, President, Chief Executive Officer, Secretary and Principal Financial and Accounting Officer	President

May 14, 2014	May 14, 2014